UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2010

PLANTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12696 (Commission File No.)	77-0207692 (I.R.S. Employer Identification Number

345 Encinal Street
 Santa Cruz, California  95060
(Address of Principal Executive Offices, including Zip Code)

(831) 426-5858
(Registrant’s Telephone Number, including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitve Agreement

On February 21, 2010, Plantronics, Inc. (the “Company”) entered into a Separation Agreement and Release (the “Agreement”) with Ms. Vicki Marion (“Marion”). Marion was formerly the President of Altec Lansing, a division of the Company (“Altec Lansing”). The Company sold Altec Lansing on or about December 1, 2009 and by mutual agreement of the parties, Marion resigned from her position with the Company on such date (the "Separation Date") to continue as President of Altec Lansing, LLC.  Under the Agreement, (i) the Company will  pay Marion the sum of $7,500 less applicable tax withholdings; (ii) certain bonuses in accordance with the Company’s Executive Incentive Program and the Vicki Marion “Turn Around” Incentive Plan may be paid to Marion if such bonuses are earned under the respective bonus programs in accordance with the bonus programs criteria, with such determination as to payment to be made by the Company no later than June 15, 2010; (iii) all of Marion’s unvested options to purchase Company stock that were not vested as of the Separation Date were accelerated and such options became fully vested as of December 1, 2009 but will not be exercisable by Marion until March 1, 2010; and (iv) 15,000 shares of restricted stock shall have vested and the Company’s repurchase option under its Restricted Stock Purchase Agreements relating to such shares shall terminate as of March 1, 2010.  The parties agreed to standard and customary provisions relating to release and waiver of claims, confidentiality, non-disparagement and tax consequences.

A copy of the Agreement, dated February 21, 2010, is attached hereto as Exhibit 10.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Description of Document
10.1	Separation Agreement and Release, dated February 21, 2010, between the Company and Vicki Marion

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2010
PLANTRONICS, INC.

	By:	/s/ Barbara Scherer
	Name:	Barbara Scherer
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Index	Description of Document
10.1	Separation Agreement and Release, dated February 21, 2010, between the Company and Vicki Marion